EX 26 (g) i. a.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: VARIABLE UNIVERSAL LIFE III

Effective January 1, 2009, the Amendment effective date, the applicable sections of Schedule A – Accepted Coverages of the above-referenced Agreement will be replaced with the following:

Plans of Insurance: Variable Universal Life III, Strategic Life 14-2009 and the following riders: Substitute of Insured Rider (SIR) and Guaranteed Insurability Rider (GIR). Rider coverage not requiring evidence of insurability shall be point-in-scale when exercised. These riders are not available for Strategic Life 14-2009.

Eligible Policies: Variable Universal Life III and Strategic Life 14-2009 policies and increases (not otherwise eligible for the Ceding Company’s Salvage program) that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those policies issued as continuations of such policies under the Agreement (including policies backdated for up to six (6) months to a date before the effective date of this Agreement). Athletes and entertainers will be submitted to the Reinsurer on a facultative basis.

Also, the applicable sections of Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the following:

Reinsurer’s Share: The Reinsurer’s share shall be:

VUL III –         % of $

SL14-2009 –         % of $

Reinsurer’s Automatic Binding Limit:

VUL III:

SL14-2009:

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/05/08
Peter G. Ferris Second Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Tom O’Sullivan	Date:	November 14, 2008

Print name:	Tom O’Sullivan, FSA, FICA, MAAA

Title:	Vice President and Actuary Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ JF Poulin	Date:	November 17, 2008

Print name:	Jean-Francois Poulin

Title:	Sr. Vice President